UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 25, 2007

THE CHILDREN’S PLACE RETAIL STORES, INC.
(Exact name of registrant as specified in charter)

Delaware	0-23071	31-1241495
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

915 Secaucus Road, Secaucus, New Jersey, 07094
(Address of Principal Executive Offices) (Zip Code)

(201) 558-2400
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Bonus Arrangements

On April 25, 2007, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of The Children’s Place Retail Stores, Inc. (the “Company”) took action to approve bonus arrangements under which eligible salaried employees of the Company and its subsidiaries may earn annual performance bonuses for fiscal 2007 and future years. The Compensation Committee approved the Annual Management Supplemental Bonus Program of The Children’s Place Retail Store, Inc. (the “Supplemental Bonus Program”). The Supplemental Bonus Program is an annual cash bonus program covering those management employees who are designated by the Compensation Committee. The Supplemental Bonus Program provides for an individual performance-based component of each eligible employee's total performance-based bonus opportunity for the applicable fiscal year. The individual performance component is to be in the form of a target bonus amount, which would be payable only if (i) a minimum score is achieved on the employee's individual performance review and (ii) a threshold objective Company and/or divisional performance target is achieved for the fiscal year. The target bonus amounts are established for each year by the Compensation Committee in its sole discretion. The actual bonus earned by an eligible employee under the Supplemental Bonus Program may be less than, or greater than, the target bonus amount depending upon the extent to which the applicable performance targets are met or exceeded. Under the terms of the Supplemental Bonus Program, the employee must be employed on the date of payment of the bonus, unless the employee's employment terminates due to death, disability or retirement on or after age 65 (except that a pro rata bonus may be paid, in the sole discretion of the Compensation Committee).

The Supplemental Bonus Program also permits the Compensation Committee, in its sole discretion, to award a discretionary bonus to any bonus-eligible employee, whether or not the requirements for the individual performance based component are satisfied.

The Compensation Committee also adopted, subject to approval by the Company’s stockholders at the 2007 Annual Meeting, the 2007 Annual Management Incentive Bonus Plan of The Children’s Place Retail Stores, Inc. (the “Incentive Bonus Plan”). The Incentive Bonus Plan is an annual cash bonus program covering executive officers who are designated by the Compensation Committee. The Incentive Bonus Plan provides for the objective performance-based components of an eligible executive officer's total performance-based bonus opportunity, based on Company (and/or in some cases divisional) performance targets. Under the Incentive Bonus Plan, the Compensation Committee establishes the performance metrics and targets to be achieved for each fiscal year and determines, for each participant, a targeted bonus amount that would be paid under the Incentive Bonus Plan upon achievement of 100% of the applicable performance goals for such fiscal year. The bonus amounts payable under the Incentive Bonus Plan would be greater than 100% of the targeted bonus amounts to the extent the Company’s (or division's) performance exceeded the target goal set by the Compensation Committee, and the bonus amounts would be less than 100% of the targeted bonus amounts to the extent the Company’s (or division's) performance were less than the target goal. Bonus incentive payments made under the Incentive Bonus Plan are intended to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code.

For fiscal 2007, the Compensation Committee has selected earnings per share as the appropriate performance metric for all participants in the Incentive Bonus Plan.

Item 9.01.	Financial Statements and Exhibits.

None

[SIGNATURE BLOCK FOLLOWS]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHILDREN’S PLACE RETAIL STORES, INC.

By:	/S/ SUSAN RILEY
Name: Susan Riley
Title: Executive Vice President, Finance and Administration

Dated: May 1, 2007